CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Select Money Market Trust



We consent to the use of our report dated April 7, 2000, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.


                              /s/ KPMG LLP


Boston, Massachusetts
June 26, 2000